UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 5, 2005


                           MARKETSHARE RECOVERY, INC.
                           --------------------------
             (Exact name of registrant as specified in its charter)


       Delaware                          0-15807               31-1190725
       --------                          -------               ----------
(State of Incorporation)         (Commission File Number)     (IRS Employer
                                                            Identification No.)


                        33 South Service Road, Suite 111
                                Jericho, NY 11753
                    (Address of Principal Executive Offices)


                                 (516) 750-9733
              (Registrant's telephone number, including area code)


                                      None
          -------------------------------------------------------------
          (former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 3.02  Unregistered Sales of Equity Securities

      On July 5, 2005, MarketShare Recovery, Inc. (the "Registrant") consummated the private sale of its securities to Russell Kuhn (the "Purchaser"). The securities sold were Nine Hundred and Thirty Three Thousand Three Hundred and Thirty-Four (933,334) shares of the Registrant's common stock (the "Shares") and Warrants (the "Warrants") to purchase an additional One Hundred and Eighty-Six Thousand Six Hundred and Sixty-Six (186,666) shares of the Registrants Common Stock. The aggregate purchase price for the securities was $700,000 or $.75 per Share without allocating any part of the purchase price for the Warrants. At the closing the Registrant delivered 933,334 Shares and 186,666 Warrants to the Purchaser.

      The Warrants entitle the Purchaser to purchase shares of the Registrant's common stock reserved for issuance thereunder (the "Warrant Shares") for a period of five years from the date of issuance. Twenty percent the Warrants are exercisable per year on a cumulative basis at varying prices as set forth below:

  Date(s) of Exercise                      Amount            Exercise Price
  -------------------                      ------            --------------
7/5/05 - Expiration Date                   37,333               $    .60
7/5/06 - Expiration Date                   37,333               $    .70
7/5/07 - Expiration Date                   37,333               $    .80
7/5/08 - Expiration Date                   37,333               $    .90
7/5/09 - Expiration Date                   37,334               $   1.00
                                           ------
                                 TOTAL:   186,666

      Pursuant to the Subscription Agreement, the Company agreed to file with the Securities and Exchange Commission ("SEC") a Registration Statement covering the Shares. If such Registration Statement is not filed by the Registrant on or before September 15, 2005 the Registrant has agreed to deliver the Purchaser an additional Two Hundred Thousand (200,000) shares ("Penalty Shares") of Registrant's Common Stock. If the Registrant fails to file a Registration Statement by October 5, 2005, the Purchaser shall be entitled to an additional One Hundred Thousand (100,000) Penalty Shares and a like number of Penalty Shares for each month thereafter the Registrant does not file such Registration Statement with the SEC by the fifteenth day of each successive month.

      As a result of this transaction, the Purchaser owns approximately 10.43% of the issued and outstanding shares of the Registrant's Common Stock. This amount does not reflect an additional 344,950 shares which may be obtained by the Purchaser from the exercise of the Warrants described above, plus and additional 158,284 Warrants owned by the Purchaser prior to the consummation of this transaction.

      The Registrant will utilize the proceeds from this offering for general working capital.

      The securities discussed above were offered and sold in reliance upon exemptions from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Act"), pursuant to Section 4(2) of the Act and Rule 506 promulgated thereunder. Such securities were sold exclusively to accredited investors as defined by Rule 501(a) under the Act.

Item 9.01 Financial Statements and Exhibits


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

      c)    Exhibits

            10.1  Subscription Agreement
            10.2  Common Stock Purchase Warrant



                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          MARKETSHARE RECOVERY, INC.


                                          By: /s/ Mark Basile
                                             --------------------------------
                                               Mark Basile, CEO

Dated: July 7, 2005


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